EXHIBIT 99.10



                         INDEPENDENT AUDITORS' CONSENT









Board of Directors
ReliaStar Select Variable Account



We consent to the use in this Post-Effective Amendment No. 11 to the Registration Statement No. 33-39892 of the ReliaStar Select Variable Account filed under the Securities Act of 1933, and Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940, respectively, of our report dated February 18, 2000 related to the financial statements of ReliaStar Select Variable Account as of December 31, 1999 and for each of the two years in the period then ended, and our report dated February 1, 2000 related to the consolidated financial statements of ReliaStar Life Insurance Company and subsidiaries as of and for the years ended December 31, 1999 and 1998 incorporated by reference in the Statement of Additional Information of such Registration Statement, and to the references to us under the heading "Experts" appearing in the Prospectus and the Statement of Additional Information all of which are part of such Registration Statement.





/s/ DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
April 11, 2000